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                                                                     EXHIBIT 5.1



                [LETTERHEAD OF ROGERS & HARDIN LLP APPEARS HERE]



                                 June 19, 2001



ABC Bancorp
24 2nd Avenue, S.E.
Moultrie, Georgia  31776

Ladies and Gentlemen:

  You have requested our opinion in connection with the Amendment No. 1 to the Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") by ABC Bancorp ("ABC") with respect to the offer and sale by ABC of shares of common stock, $1.00 par value per share, of ABC (the "Shares") to be issued to the shareholders of Golden Isles Financial Holdings, Inc. ("Golden Isles") upon the consummation of the merger of Golden Isles with and into ABC, all as further described in the Registration Statement.

  This opinion is being furnished to you in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

  We have examined such records and documents and have made such investigation of law as we have deemed necessary under the circumstances.

  Based on that examination and investigation, it is our opinion that, when issued and sold in the manner described in the Registration Statement (including all exhibits thereto) and in compliance with the Securities Act and applicable state securities or "Blue Sky" laws, (i) the Shares will be duly authorized and validly issued; and (ii) the Shares will be fully paid and non-assessable.

  We understand that this opinion will be filed as Exhibit 5.1 to the Registration Statement and that this opinion will be referred to in the Proxy Statement/Prospectus that will be a part of the Registration Statement. We hereby consent to such use of and reference to this opinion. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                          Very truly yours,

                                           /s/ ROGERS & HARDIN
                                          -------------------------
                                          ROGERS & HARDIN